Filed Under Rule 424(b)(3)
                                                    Registration No. 333-48561

                      PRICING SUPPLEMENT NO. 2 DATED SEPTEMBER 30, 1998
                             (To Prospectus Dated March 30, 1998)


                                     COLONIAL GAS COMPANY
                             SECURED MEDIUM TERM NOTES, SERIES B
                       Due from 9 months to 40 years from Date of Issue
                                         (Fixed Rate)


Principal Amount:                   $10,000,000

Interest Rate:                      5.50%

Interest Payment Record Dates:      February 5 and August 5

Interest Payment Dates:             February 15 and August 15

Original Issue Date:                October 5, 1998

Maturity Date:                      October 6, 2003

Agents' Commission:                 $50,000

Net Proceeds to Company:            $9,950,000

    X These Notes cannot be redeemed by the Company prior to maturity (except as provided in the Indenture).

               These Notes may be redeemed, at the option of the Company, prior to maturity.